Ex-(j)(1)(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” included in the Registration Statement on Form N-1A for Schwab U.S. Dividend Equity ETF.
PricewaterhouseCoopers LLP
San Francisco, California
December 9, 2011